UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2005, the Compensation Committee of the Board of Directors of Maxygen, Inc. approved a change in the prospective compensation arrangements of Elliot Goldstein, the Company’s Senior Vice President – Clinical Development and Danish Operations and a named executive officer. The revised arrangements consist of providing Dr. Goldstein with additional income during 2006 that is designed to allow Dr. Goldstein to maintain his current effective tax rate under the Danish expatriate tax regime. The total tax assistance payments for which Dr. Goldstein will be eligible to receive for the 12 months beginning in February 2006 will be DKK 1,492,138 (approximately US$268,674). The tax assistance payments will be made provided Dr. Goldstein remains employed with Maxygen on the scheduled payment dates. A copy of the memorandum agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished with this report:

10.1	Memorandum Re: Goldstein Tax Assistance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: March 23, 2005	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President